Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Brian Carney	Investor Relations:
	Executive Vice President, CFO	Don Tomoff
	Jo-Ann Stores, Inc.	Vice President, Finance
	330/656-2600	Jo-Ann Stores, Inc.
	http://www.joann.com	330/463-6815

JO-ANN STORES ANNOUNCES AUGUST SALES RESULTS

HUDSON, OH – September 2, 2004 — Jo-Ann Stores, Inc. (NYSE: JAS), the leading national fabric and craft retailer, reported today that August net sales were $120.5 million versus $122.8 million in the same period last year. August same-store sales decreased 2.9% versus a 9.8% same-store sales increase last year. Last year’s August sales benefited from a promotional event surrounding the celebration of the Company’s 60th anniversary. Due to this promotion not being repeated in the current year, sales comparisons were negatively impacted, but selling margins for the month improved year over year

Year-to-date net sales increased 4.6% to $896.4 million from $856.8 million in the prior year. Same-store sales increased 3.8% year-to-date versus a 3.5% same-store sales increase for the year-to-date period last year.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 762 Jo-Ann Fabrics and Crafts traditional stores and 101 Jo-Ann superstores.